CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the "Registration Statement") of our reports dated February 7, 2006 relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Reports to Shareholders of the T. Rowe Price Equity Income Portfolio, T. Rowe Price New America Growth Portfolio, T. Rowe Price Personal Strategy Balanced Portfolio, T. Rowe Price Mid-Cap Growth Portfolio, T. Rowe Price Blue Chip Growth Portfolio, T. Rowe Price Equity Index 500 Portfolio, and T. Rowe Price Health Sciences Portfolio (comprising T. Rowe Price Equity Series, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
April 24, 2006